UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2018 (September 5, 2018)

FSP 303 EAST WACKER DRIVE CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-53165	20-8061759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Edgewater Place, Suite 200, Wakefield, Massachusetts	01880
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 557-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Disposition of Assets.

On September 24, 2018, FSP 303 East Wacker Drive Corp. (the “Registrant”) completed the previously announced sale of its 28-story multi-tenant office tower containing approximately 860,000 rentable square feet of space, which is located at 303 East Wacker Drive, Chicago, Illinois (the “Property”) to BCSP 8 303 Property LLC (the “Buyer”). There are no material relationships, other than in respect of the sale of the Property, among the Buyer and the Registrant or any of the Registrant’s affiliates. The gross sales price was $182,000,000.

Item 7.01. Regulation FD Disclosure.

Letter to Holders of Preferred Stock

On or about September 25, 2018, the Registrant will be mailing a letter to the holders of its preferred stock with an update on the closing of the sale of the Property and the dissolution of the Registrant. The full text of the letter is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Voting Results

Pursuant to an information statement dated July 27, 2018 (the “Information Statement”) and mailed to all holders of preferred stock of the Registrant on or about July 31, 2018, the Board of Directors of the Registrant requested the consent of the holders of its preferred and common stock to the sale by the Registrant of the Property to the Buyer for a gross sales price in the aggregate of at least $182,000,000 as further described in the Information Statement (the “Sale” of the Property). “Gross sales price” includes any and all consideration received or receivable, in whatever form, including but not limited to assumption or release of existing liabilities. The Information Statement was filed with the U.S. Securities and Exchange Commission on July 27, 2018.

The affirmative vote of the holders of a majority of the Registrant’s preferred stock and a majority of the Registrant’s common stock, each voting as a separate class, was required to approve the Sale. As of September 24, 2018, the Registrant had received the following votes regarding the Sale from the holders of its preferred stock:

	# of Shares of Preferred Stock[1]	% of Outstanding Preferred Stock[2]

Consent	1,338.689	60.574%

Withhold Consent	28.364	1.283%

Abstain	12.748	0.577%

1       Voting results reflect the vote of 965.75 shares of preferred stock of the Registrant held by Franklin Street Properties Corp. (“FSP Corp.”). Voting results do not reflect the vote of the one share of common stock of the Registrant held by FSP Corp. The shares of preferred and common stock of the Registrant held by FSP Corp. were voted in the manner disclosed in the Information Statement.

2       Based on 2,210 shares of preferred stock of the Registrant issued and outstanding.

Dissolution of the Registrant

On September 5, 2018, in anticipation of the Sale of the Property and the subsequent dissolution of the Registrant, the Registrant and FSP Property Management LLC, as Trustee (the “Trustee”), formed FSP 303 East Wacker Drive Corp. Liquidating Trust (the “Trust”) by entering into that certain Liquidating Trust Agreement (the “Trust Agreement”), for the creation and operation of the Trust. The Trust’s activities are restricted to the conservation and protection of the assets to be transferred by the Registrant to the Trust and the administration thereof, including the payment of any liabilities, costs and expenses of the Registrant or the Trust. The Trust will terminate upon the earlier of the distribution of all of the Trust’s assets in accordance with the terms of the Trust Agreement, or the expiration of a period of three years from the effective date of the Trust. The existence of the Trust may, however, be extended for up to two additional one-year periods in the Trustee’s reasonable discretion. The beneficial interests in the Trust are not transferable except by will, intestate succession or by operation of law. Any beneficial interests in the Trust transferred by will, intestate succession or by operation of law will thereafter be subject to such transfer restrictions. The Trust Agreement is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

On September 25, 2018, the Registrant filed its certificate of dissolution with the Secretary of State of the State of Delaware, pursuant to the plan of dissolution previously approved by the Board of Directors and stockholders of the Registrant (the “Plan of Dissolution”). The certificate of dissolution became effective as of the close of business on September 25, 2018, at which time the Registrant’s stock transfer books were closed. Following the filing of the certificate of dissolution, the Registrant continues to wind up its business in accordance with the Plan of Dissolution.

Following the filing of the certificate of dissolution, on September 25, 2018, in accordance with the Plan of Dissolution, the Registrant transferred all of its assets to the Trust and the Trust assumed all of the Registrant’s obligations and liabilities. On or about September 27, 2018, the Trust expects to make an initial liquidating distribution in the amount of $71,500 per share of preferred stock to holders of record of issued and outstanding preferred stock of the Registrant as of the close of business on September 25, 2018, who are deemed to be beneficiaries of the Trust. The Trust will retain the reserves deemed necessary to settle its outstanding obligations and fund future expenses in connection with carrying out the Plan of Dissolution, and may make one or more future liquidating distributions to its beneficiaries to the extent it determines there are excess funds to make further distributions. There can be no assurance that there will be sufficient funds available to make any such future distributions.

Exhibit 99.2 shall not be deemed "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

99.1	Letter to be mailed by FSP 303 East Wacker Drive Corp. on or about September 25, 2018.

99.2	Liquidating Trust Agreement, dated as of September 5, 2018, by and between FSP 303 East Wacker Drive Corp. and FSP Property Management LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FSP 303 EAST WACKER DRIVE CORP.

Date: September 25, 2018	By: /s/ George J. Carter
George J. Carter Chief Executive Officer

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